Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-14036) pertaining to the Amended and Restated James Hardie Industries plc 2001 Equity Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-153446) pertaining to the Amended and Restated James Hardie Industries plc Managing Board Transitional Stock Option Plan 2005 and the Amended and Restated James Hardie Industries plc Supervisory Board Share Plan 2006;

(3)	Registration Statement (Form S-8 No. 333-161482, 333-190551 and 333-198169) pertaining to the Amended and Restated James Hardie Industries plc Long Term Incentive Plan 2006;

of our reports dated 21 May 2015, with respect to the consolidated financial statements of James Hardie Industries plc and the effectiveness of internal control over financial reporting of James Hardie Industries plc included in this Annual Report (Form 20-F) of James Hardie Industries plc for the year ended 31 March 2015.

/s/ Ernst & Young LLP

Irvine, California

21 May 2015